UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

WMG Acquisition Corp. entered into a supplemental indenture, dated as of September 28, 2005, with Lava Records LLC and Wells Fargo Bank, National Association, as Trustee. Pursuant to this supplemental indenture, Lava Records LLC, a wholly owned subsidiary of WMG Acquisition Corp., which is a wholly owned subsidiary of Warner Music Group Corp. (NYSE: WMG), agreed to jointly and severally and unconditionally guarantee payment of WMG Acquisition Corp.’s U.S. Dollar denominated 7-3/8% Senior Subordinated Notes due 2014 and Sterling-denominated 8-1/8% Senior Subordinated Notes due 2014. A copy of the third supplemental indenture is attached to this current report on Form 8-K as Exhibit 10.1.

ITEM 8.01. OTHER EVENTS.

On August 17, 2005, Warner Music Group Corp. announced that Jason Flom had resigned as The Atlantic Records Group Chairman and CEO and that Lava Records LLC, a joint venture between an affiliate of Mr. Flom and Atlantic Recording Corporation, would become a wholly owned unit within The Atlantic Records Group. The integration of Lava Records into The Atlantic Records Group began in September 2005 and its operations have now been combined within Atlantic to create a consolidated team. As part of this process, a small number of Lava employee positions have been eliminated. As a result of the resignation of Mr. Flom and the integration of Lava operations into the operations of Atlantic, the Company expects to incur one-time charges of approximately $25-30 million during the fourth quarter of fiscal 2005, of which approximately $20 million will be non-cash charges for the write-off of amounts paid to Mr. Flom in 2002 as part of the transaction that formed Lava Records.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Third Supplemental Indenture, dated as of September 28, 2005, to the Indenture dated April 8, 2004 as amended by the First Supplemental Indenture dated as of November 16, 2004 and the Second Supplemental Indenture dated as of May 17, 2005, among WMG Acquisition Corp., the subsidiary guarantor party thereto and Wells Fargo Bank, National Association, as Trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: October 3, 2005	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

WMG Acquisition Corp.

Date: October 3, 2005	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Supplemental Indenture, dated as of September 28, 2005, to the Indenture dated April 8, 2004 as amended by the First Supplemental Indenture dated as of November 16, 2004 and the Second Supplemental Indenture dated as of May 17, 2005, among WMG Acquisition Corp., the subsidiary guarantor party thereto and Wells Fargo Bank, National Association, as Trustee.

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